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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 2004

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                           METRETEK TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           DELAWARE                     0-19793                  84-11698358
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (I.R.S EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

     303 EAST 17TH AVENUE, SUITE 660, DENVER, COLORADO            80203
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 785-8080

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL STRATEGIES.

         On September 30, 2004, after engaging in a review of the Company's business strategies, plans and operations, the Board of Directors of Metretek Technologies, Inc., a Delaware corporation (the "Company"), determined to, and authorized and committed to a plan to, sell or otherwise discontinue the contract manufacturing business operated in Melbourne, Florida by Metretek Contract Manufacturing Company, Inc., a Florida corporation ("MCM"), which is a majority-owned subsidiary of Metretek, Incorporated, a Florida corporation and wholly-owned subsidiary of the Company ("Metretek Florida"). The Company made its determination to exit the contract manufacturing business as the result of recent unacceptable losses in that business that have adversely affected the consolidated financial results of the Company, and based upon industry and market factors and recent projections of operations that are not favorable to the Company in the foreseeable future. The Company intends to complete the discontinuance of the contract manufacturing operations of MCM by no later than the end of the fiscal year ended December 31, 2004, by selling the contract manufacturing business to a third party, but if unable to do so on terms acceptable to the Company, by ceasing such operations. The discontinuance will allow Metretek Florida to focus on its telemetry and automated meter reading business lines, including the operations related to its new InvisiConnect technology, which businesses are being streamlined in efforts to improve the financial condition and results of operations of Metretek Florida.

         The Company has entered into a non-binding letter of intent with InstruTech, Inc. for the sale of all contract manufacturing assets. InstruTech is a Colorado-based contract manufacturer of printed circuit boards and other electronics-based products. Upon closing, expected to take place not later than October 31, 2004, InstruTech will continue to service MCM customers from MCM's existing facility. Under the terms of the letter of intent, InstruTech will acquire MCM's manufacturing assets and business, but without assumption of most of MCM's existing liabilities. The proposed sale is subject to execution of a definitive agreement and other customary conditions to closing.

         The Company currently estimates that the range of amount of total costs expected to be incurred in connection with the discontinuance of the contract manufacturing business, which will be treated as discontinued operations, will be approximately $3.5 million, including between approximately $0.5 and $1.0 million of future cash expenditures. However, as of the date of this Report, the Company is not able in good faith to make a more precise determination or estimate of the amount or range of amounts of costs expected to be incurred in connection with the discontinuance of the contract manufacturing business in total or for each major type of cost associated therewith, or of the amount of such costs that will result in future cash expenditures. The Company intends to file an amendment to this Report after it makes a determination or estimate of the amount or range of costs expected to be incurred for each major type of costs or if there is a material change to the estimates above.

         A copy of the Company's press release dated October 6, 2004, announcing the discontinuance of the contract manufacturing business, is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

         On October 6, 2004, the Company issued a press release regarding, among other things, an update to forward-looking statements relating to the 2005 fiscal year. The Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

           (C) EXHIBITS

               99.1 Press release of Metretek Technologies, Inc., dated October 6, 2004, announcing the discontinuance of its contract manufacturing operations and updating guidance for fiscal 2005.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       METRETEK TECHNOLOGIES, INC.


                                       By: /s/ W. Phillip Marcum
                                           ---------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer


Dated:   October 6, 2004



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